UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/23/2008

DISCOVER FINANCIAL SERVICES
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33378

Delaware	36-2517428
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015
(Address of principal executive offices, including zip code)

(224) 405-0900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 23, 2008, Philip A. Laskawy submitted notice of his resignation from the Discover Financial Services ("Company") Board of Directors, effective September 26, 2008. Mr. Laskawy was recently appointed as the non-executive chairman of Fannie Mae. Mr. Laskawy said that in light of the substantial amount of time that he will need to devote to his new appointment, he was resigning from the Company's Board of Directors.

Effective September 26, 2008, E. Follin Smith was appointed as chairperson of the Audit Committee and Thomas G. Maheras was appointed as a member of the Audit Committee. Mr. Maheras will continue to serve on the Nominating and Governance Committee.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Date: September 29, 2008	By:	/s/ Simon Halfin
Simon Halfin
Assistant Secretary